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                                                                Exhibit 23


                        INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in Registration Statement No. 333-29173 of Medusa Corporation on Form S-8 of our report dated January 26, 1998 (March 18, 1998 as to Notes Q and R), appearing in this annual report on Form 10-K of Medusa Corporation for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Cleveland, Ohio
March 25, 1998